UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2008

KEMET Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-20289	57-0923789
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2835 KEMET Way, Simpsonville, SC	29681
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (864) 963-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On January 29, 2008, KEMET Corporation (the “Company”) issued a News Release announcing the consolidated results for the three and nine-month periods ended December 31, 2007.

Following the Company’s announcement of its results for the three and nine-month periods ended December 31, 2007, the Company became aware that certain adjustments may need to be made in the final results for these periods.  While the Company is still in the process of finalizing its Consolidated U.S. GAAP Balance Sheets and its Consolidated U.S. GAAP Statements of Operations, the Company believes that its final net income determined on a U.S. GAAP basis may need to be adjusted downward.  The Company is not able to determine the magnitude of the anticipated adjustment at this time.  This adjustment is related to the closing of the financial statements for the recently acquired operations of Arcotronics Italia S.p.A.   The Company expects to file its Quarterly Report on Form 10-Q for the three and nine-month periods ended December 31, 2007, on February 14, 2008, which will contain the Company’s results for these periods.

A copy of this News Release in furnished as Exhibit 99-1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a.)                               Not Applicable

(b.)                              Not Applicable

(c.)                               Not Applicable

(d.)                              Exhibits

99-1                         News Release, dated January 29, 2008 issued by the Company

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 4, 2008	KEMET Corporation

/s/ David E. Gable

David E. Gable

Executive Vice President and

Chief Financial Officer